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     FOR IMMEDIATE RELEASE:

                                                        CONTACT:  Eliezer Becher
                                                                  (914) 271-5361


           STERLING VISION AND RARE MEDIUM TO DEVELOP PREMIER BUSINESS
                           TO BUSINESS OPTICAL PORTAL


     EAST MEADOW, N.Y., February 15, 2000 -- Sterling Vision, Inc. (NASDAQ:
ISEE), today announced that Sterling Vision and Rare Medium, Inc., the Web consulting services arm of Rare Medium Group, Inc., have signed an agreement with respect to the Company's development and launching of an extensive network of state-of-the-art web sites designed to provide information, interaction and electronic business-to-business commerce exclusively for the optical community. In addition to a cash payment, Rare Medium will receive an equity interest in Sterling Vision.

     As part of a joint initiative, Sterling Vision and Rare Medium will seek to capitalize on the robust growth potential in the business-to-business, e-commerce market by providing comprehensive e-commerce solutions for the buyers and suppliers of business goods and services in the optical industry.

     Dr. Robert Cohen, Chairman of Sterling Vision, stated, "Business-to-business Internet solutions for the optical community are not currently being adequately provided by Internet companies, which tend to focus on consumers and not on the business-to-business market. We are committed to devoting substantial resources and manpower to these efforts; and with Rare Medium as our partner in the development of these business-to-business, e-commerce initiatives, we believe that we can develop an e-commerce optical portal that will set the standards for the industry."

     All statements contained herein (other than historical facts) are based upon current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially from the anticipated results or other expectations expressed in the Company's forward looking statements. Generally, the words "anticipate," "believe," "estimate," "expects," and similar expressions as they relate to the Company and/or its management, are intended to identify forward looking statements.